                                                             Exhibit (g)(5)

                                                                 SCHEDULE B


                            LB SERIES FUND, INC.
                 INVESTMENTS IN FOREIGN COUNTRIES AS OF 10/6/00


Australia
Brazil
Canada
Switzerland
Denmark
Belgium
Germany
Spain
Finland
France
Italy
Luxembourg
Netherlands
Portugal
Great Britain
Hong Kong
Japan
Norway
New Zealand
Philippines
Sweden
Singapore
Taiwan